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                                                                    EXHIBIT 12.1



                       AGCO CORPORATION AND SUBSIDIARIES



                 STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS


                           TO COMBINED FIXED CHARGES


                       (IN THOUSANDS, EXCEPT RATIO DATA)



                                                                                  THREE MONTHS
                                                                                  ENDED MARCH
                                                                                      31,
                                                                                  ------------
                                                                                      1996
                                                                                  ------------
Fixed Charges Computation:
  Interest expense..............................................................    $ 18,549
  Interest component of rent expense(a).........................................       1,424
  Proportionate share of fixed charges of 50%-owned affiliates..................         630
  Amortization of debt costs....................................................         277
                                                                                  ------------
          Total Fixed Charges...................................................    $ 20,880
                                                                                  ==========
Earnings Computation:
  Pretax earnings...............................................................    $ 30,689
  Fixed charges.................................................................      20,880
                                                                                  ------------
          Total earnings as adjusted............................................    $ 51,569
                                                                                  ==========
          Ratio of earnings to combined fixed charges...........................       2.5:1
                                                                                  ==========


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(a) The interest factor was calculated to be one-third of rental expense and is considered to be a representative interest factor.